SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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TAYLOR DEVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. (the "Company") will be held at the Buffalo Marriott Niagara, 1340 Millersport Highway, Amherst, New York on November 5, 2010 at 11:00 A.M. for the following purposes:

1.	To elect two Class 3 directors of the Company to serve a three-year term expiring in 2013, or until the election and qualification of their successors.
2.	To ratify the selection of Lumsden & McCormick, LLP as the Independent Registered Public Accounting Firm of the Company for fiscal year ending May 31, 2011.
3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on September 24, 2010 as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting.  SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY.  SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY.  THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Reginald B. Newman II
Reginald B. Newman II Secretary
DATED:	September 28, 2010
North Tonawanda, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 5, 2010

The proxy statement and the annual report to shareholders are available at
www.taylordevices.com/investors.html

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

_________________________

TO BE HELD AT THE BUFFALO MARRIOTT NIAGARA
1340 MILLERSPORT HIGHWAY
AMHERST, NEW YORK
NOVEMBER 5, 2010

This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 5, 2010 at 11:00 A.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about September 28, 2010.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 24, 2010 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.  On September 24, 2010, the Company had outstanding and entitled to vote a total of 3,230,968 shares of common stock.  Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

For shares held in the name of a broker or other nominee, the owner may vote such shares at the meeting if the owner brings with him or her a letter from the broker or nominee confirming his or her ownership as of the record date, and a legal proxy.

Directions for attending the meeting may be obtained at http://www.mapquest.com/ or by calling the Company at (716) 694-0800.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock as of September 24, 2010, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the common stock, (ii) each of the Company's directors and nominees for director, (iii) each Named Executive Officer and (iv) all of the directors and executive officers as a group.  All information is based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company.

There are no persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock.

Name of Beneficial Owner	Number of Shares		Percentage of Common Stock Owned

Douglas P. Taylor (1)	120,142	(2) (4)	3.7

Randall L. Clark (3)	45,000	(4)	1.4

Reginald B. Newman II (5)	35,000	(4)	1.1

Richard G. Hill (1)	115,789	(4) (6)	3.6

John Burgess (7)	20,000	(4)	0.6

All of the directors and executive officers as a group (6 persons)	351,931	(8)	10.9
(1)	Messrs. Taylor and Hill are brothers‑in‑law and both are directors of Tayco Realty Corporation ("Tayco Realty"), an affiliate of the Company.
(2)	Includes 7,307 shares, held beneficially and of record by Sandi Taylor, wife of Douglas P. Taylor. As to all such shares, Mr. Taylor disclaims any beneficial ownership.
(3)	Mr. Clark also serves on the board of directors of several other area corporations, including Computer Task Group Inc., which is a publicly traded company.
(4)

Includes options granted to directors and officers and which have not been exercised: 25,000 by Mr. Taylor, 40,000 shares by Mr. Clark, 25,000 by Mr. Newman, 25,000 by Mr. Hill and 20,000 by Mr. Burgess.  These options were granted pursuant to the 1998 Taylor Devices, Inc. Stock Option Plan ("1998 Plan"), the 2001 Taylor Devices, Inc. Stock Option Plan ("2001 Plan"), the 2005 Taylor Devices, Inc. Stock Option Plan ("2005 Plan") and the 2008 Taylor Devices, Inc. Stock Option Plan ("2005 Plan").

(5)	Mr. Newman also serves on the board of directors of Rand Capital Corporation, which is a publicly traded company.
(6)	Includes 27,365 shares, held beneficially and of record by Joyce Taylor Hill, wife of Mr. Hill and sister of Douglas P. Taylor. As to these shares, Mr. Hill disclaims any beneficial ownership.
(7)

From 2002 until his retirement in 2008, Mr. Burgess served as the Chairman and Chief Executive Officer of Reichert, Inc., a company engaged in the design, development, manufacture and sale of ophthalmic and analytical instruments.

(8)	Includes options of 16,000 shares granted to Mark V. McDonough, Treasurer and Chief Financial Officer of the Company, which have not been exercised.

PROPOSAL 1 - ELECTION OF DIRECTORS

Each year directors comprising one of the three Classes of the Board of Directors of the Company are proposed for election by the shareholders, each to serve for a three-year term, or until the election and qualification of his successor.  The Board of Directors, acting through the recommendation of the Nominating Committee, is responsible for nominating Messrs. Taylor and Clark as management's nominees to be elected to Class 3 at this Annual Meeting for a term expiring in 2013.  Both candidates have previously served as directors and have been elected at prior annual meetings of shareholders.

The persons named on the enclosed form of proxy will vote all shares present at the Annual Meeting forthe election of the nominee, unless a shareholder, by his or her proxy, directs otherwise.  Should Messrs. Taylor and Clark be unable to serve, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority.  Management expects that the nominees will be able to serve.

The Company believes that each of the nominees has professional experience in areas relevant to its strategy and operations.  The Company also believes that each of the nominees has other attributes necessary to function as an effective Board and to guide the Company, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on the Board and its committees and a commitment to representing the long-term interests of the shareholders.  In addition to these attributes, in each individual's biography set forth below, the Company has highlighted specific experience, qualifications, and skills that led the Nominating Committee and the Board to conclude that each individual should continue to serve as a director.

Nominees for Election as Class 3 Directors Whose Terms Expire in 2010

Douglas P. Taylor,62, has served as a director since 1976.  Employed by Taylor Devices, Inc. since 1971, Mr. Taylor has held the positions of Director of Sales, Director of Engineering, Vice-President and Executive Vice-President.  He was appointed President, CEO and Chairman of the Board in April 1991.  Mr. Taylor holds a B.S. degree in Mechanical Engineering from the State University of New York at Buffalo, awarded in 1971.

Mr. Taylor is widely published within the shock and vibration community with more than 60 publications.  He is the inventor of 32 patents.  Since 1988, Mr. Taylor has hosted internship programs for engineering students, affiliated as an industrial sponsor with the State University of New York at Buffalo, the Erie County State of New York Board of Co-operative Educational Services and the North Tonawanda, New York Public School System.

Since 1991, Mr. Taylor has participated in research projects in the field of earthquake protection, in association with the University at Buffalo's Civil, Structural and Environmental Engineering Department and the Multidisciplinary Center for Earthquake Engineering Research.  As a result of this research, military technology from the Cold War era is now being used worldwide for seismic and high wind protection of commercial building and bridge structures.

In 1994, Mr. Taylor was named to the American Society of Civil Engineers' Subcommittee on the Seismic Performance of Bridges.  In 1998, Mr. Taylor was appointed to an Oversight Committee of the U.S. Department of Commerce, developing guidelines for the implementation of damping technology into buildings and other structures, as part of the U.S. National Earthquake Hazard Reduction Program.  He holds many awards, including the Franklin and Jefferson Medal for his commercialization of defense technology developed under the U.S. Government's Small Business Innovation Research Program and the Clifford C. Furnas Memorial Award by the Alumni Association of the University at Buffalo for his accomplishments in the field of engineering.  In 2006, Mr. Taylor was the recipient of the Dean's Award for Engineering Achievement by the School of Engineering and Applied Sciences at the State University of New York at Buffalo.

Mr. Taylor, as the Chief Executive Officer, serves as the principal interface between management and the Board.  The Company believes that his wide-ranging roles throughout his career at the Company provides him with significant leadership, industry, marketing and international experience, which qualify him to serve as a member of the board of directors.

Randall L. Clark, 67, has served as a director since 1996.  He is and has been the Chairman of Dunn Tire LLC since 1996.  From 1992 to 1996, Mr. Clark was Executive Vice President and Chief Operating Officer of Pratt & Lambert, until it was purchased by Sherwin Williams.  Mr. Clark holds a B.A. degree from the University of Pennsylvania, and earned his M.B.A. from the Wharton School of Finance and Commerce.

Mr. Clark has been employed in the tire industry for many years.  He was named President of the Dunlop Tire Corporation in 1980, was appointed to the Board of Directors in 1983, and named President and Chief Executive Officer in 1984.  He was one of seven chief executives of operating companies appointed to the Group Management Board of Dunlop Holdings, plc., and was Chairman of the Board and Chief Executive Officer of Dunlop Tire Corporation in North America from 1985 to 1991.

From 1977 to 1980, Mr. Clark was Vice President of Marketing for the Dunlop Tire Division.  From 1973 to 1977, he was employed by Dunlop as Director of Marketing at the company's Buffalo, NY headquarters.  From 1968 to 1973, Mr. Clark was employed by the B.F. Goodrich Company.

Mr. Clark is currently a Director of Computer Task Group, a publicly traded company, Lifetime Healthcare Companies, Merchants Mutual Insurance Company and HSBC-WNY.  He is also a Director of Curtis Screw and The Ten Eleven Group.   He is a past President of the International Trade Council of Western New York, past Chairman of the Buffalo Chamber of Commerce, past Chairman of the Buffalo Niagara Enterprise, a Director of the Amherst Industrial Development Agency, and Chairman of Univera Healthcare.  He serves on the Board of Trustees of the American Heart Association, and is past Chairman and a Director of AAA of Western and Central New York.  Mr. Clark was appointed by Governor George Pataki and served on the Council for the State University of New York at Buffalo.   Recently he was appointed to the Board of Trustees of the University at Buffalo Foundation.

Mr. Clark brings to the Board significant executive and operational corporate experience.  His service as a director of other public companies has assisted Mr. Clark in bringing strong and effective leadership to the Board, as well as unique strategic and business insights into the Company.   Mr. Clark's strong experience has also facilitated his position as Chairman of the Nominating and Compensation Committees.  The Company believes that these attributes qualify him to serve as a member of the board of directors.

Class 1 Director Whose Term Expires in 2011

Reginald B. Newman II, 72, has served as a director since 2006.  He was employed by NOCO Energy Corp., a diversified distributor and retailer of petroleum and other energy related products from 1960, retiring in 2003.  Mr. Newman is also Chairman of Prior Aviation Service, Inc., Buffalo, New York.  Mr. Newman received his B.S. degree in Business Administration from Northwestern University in 1959.

From 1959 to 1960, Mr. Newman was employed by the Ford Motor Company of Dearborn, Michigan, in the product planning department.

Mr. Newman is currently a Director of Dunn Tire LLC and a Director and Chairman of Rand Capital Corporation.   He retired as a Director of M&T Bank Corporation, a publicly traded company, in 2009.  Mr. Newman was the Chair of the Board of Trustees of the University at Buffalo Foundation, Inc. from 1996-2008.

Mr. Newman received the 1997 Executive of the Year, awarded by the State University of New York at Buffalo.  In 1998 Mr. Newman received the Walter P. Cooke Award for Notable and Meritorious Service to the University presented by the University at Buffalo Alumni Association.  He received the President's Medal from the University in 2003, as well as their highest honor, the Norton Medal in 2006.  He is a former member of the Buffalo Niagara Partnership and was Chairman from 1996 through 1998.  Mr. Newman was awarded an Honorary Degree from Canisius College in 1997.

Mr. Newman's years of service on the boards of other public companies provide him with additional insights and perspectives from which to view the Company's operations and the Board's activities.  The Company believes that Mr. Newman's education, positions and experience described above qualify him to serve as a member of the board of directors.

Class 2 Directors Whose Terms Expire in 2012

Richard G. Hill, 60, has served as a director since 1991.  In November 1991, Mr. Hill was appointed Vice President of Taylor Devices, Inc. by the Board of Directors.  He had been employed previously by Taylor Devices, Inc. since 1978 as Vice President of Production.  In addition, he has held key project management positions with the Company on major aerospace and defense contracts.  From 1973 to 1978, Mr. Hill was employed by the Alliance Tool and Die Company of Rochester, New York as a Project Leader and Design Engineer.  From 1970 to 1973, he was employed by the same firm as an Engineer in Training, through a co-op program with the Rochester Institute of Technology.  Mr. Hill holds a B.S. degree in Electrical Engineering from the Rochester Institute of Technology, awarded in 1973.

Mr. Hill has served on the Founding Board of Directors of the Center for Competitiveness of the Niagara Region and the Advisory Board to The Center for Industrial Effectiveness.  Mr. Hill also served as Chairman for the Manufacturers Council of the Buffalo Niagara Partnership, and also served on the State University of New York at Buffalo's UB Business Alliance Advisory Board, as well as holding the seat of Secretary.

The Company believes that Mr. Hill's management experience and his extensive knowledge of the Company's history and philosophy, its products, technology and personnel, as well as its markets and customers, qualify him to serve as a member of the board of directors.

John Burgess, 65, has served as a director since 2007.  Mr. Burgess gained his international strategy, manufacturing operations and organizational development expertise from his more than 35 years experience with middle market public and privately-owned companies. Mr. Burgess served as President and CEO of Reichert, Inc. a leading provider of ophthalmic instruments, and spearheaded the acquisition of the company from Leica Microsystems in 2002, leading the company until its sale in January 2007.  Prior to the acquisition, Mr. Burgess served as President of Leica's Ophthalmic and Educational Divisions before leading the buyout of the Ophthalmic Division and formation of Reichert, Inc.  Mr. Burgess earned a BS in Engineering from Bath University in England, and an M.B.A. from Canisius College.

From 1996 to 1999, Mr. Burgess was COO of International Motion Controls (IMC), a $200 million diversified manufacturing firm. During his tenure there, he led a significant acquisition strategy that resulted in seven completed acquisitions and sixteen worldwide businesses in the motion control market. Previously, Mr. Burgess operated a number of companies for Moog, Inc. and Carleton Technologies, including six years as President of Moog's Japanese subsidiary, Nihon Moog K.K. located in Hiratsuka, Japan. Moog, Inc. is the global leader in electro-hydraulic servo control technology with focus on the aerospace and defense sectors and was recognized as one of The 100 Best Companies to Work For in America by Fortune Magazine.

Currently Mr. Burgess is an Operating Partner of Summer Street Capital LLC and Director of Bird Technologies Corporation of Solon, Ohio.

As a result of the positions and experience described above, Mr. Burgess demonstrates leadership skills and a strong background in financial and accounting matters.  He serves as the Audit Committee Financial Expert.  The Company believes that Mr. Burgess' academic background, and his experience in executive positions at a range of companies in industries related to our own, qualify him to serve as a member of the board of directors.

Management recommends that you vote "FOR" each of the Nominees.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure. The positions of Chief Executive Officer ("CEO") and Chairman of the Board are both held by Mr. Douglas Taylor.  The Board believes that the combined role of Chairman and CEO is the most effective leadership structure for the Company and in the best interests of its shareholders.  It serves to promote strong and consistent leadership, allowing management to speak with a single voice and delineate primary responsibility for management of the Company.  The Board believes that Mr. Taylor is best suited to serve as Chairman because, as CEO, he is most knowledgeable regarding the Company's business, can best identify strategic priorities and opportunities, and thus lead discussion at the Board level to execute the Company's strategy.  The Board also believes that the combined role of Chairman and CEO facilitates the flow of information between the Board and executive management.  In considering its leadership structure, the Board believes that the majority of independent directors serving on the Board, and the Company's strong corporate policies and procedures, appropriately balance the combined roles of Chairman and CEO.

Board Risk Oversight. Risk management is primarily the responsibility of the Company's management; however, the Board has responsibility for overseeing management's identification and management of those risks.  The Board considers risks in making significant business decisions and as part of the Company's overall business strategy.  The Board and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks to the Company in connection with the annual review of the Company's business plan and its review of budgets, strategy and major transactions.

Each of the Board's committees assists the Board in overseeing the management of the Company's risks within the areas delegated to that committee, which in turn reports to the full Board, as appropriate.  The Audit Committee is responsible for risks relating to its review of the Company's financial statements and financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, and compliance with legal and regulatory requirements.  The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company's compensation programs.   The Nominating Committee oversees risk as it relates to the Company's corporate governance processes.   Each committee has full access to management.

MEETINGS AND COMMITTEES

In fiscal 2010, the Board of Directors met three times with all of the directors in attendance.  All Board members traditionally attend the annual meeting, notwithstanding that the Company does not have a policy with regard to attendance.  In 2009, all Board members attended the annual meeting.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company.  The Executive Committee is comprised of Messrs. Taylor, Hill and Newman.   The Committee did not meet in fiscal 2010.

The Audit Committee, comprised of Messrs. Clark, Newman and Burgess and chaired by Mr. Burgess, is governed by an Audit Committee Charter which has been adopted by the Board of Directors.  The Charter was revised on August 12, 2009 to provide for review of any related party transactions by the Audit Committee and was attached as an Appendix to the Company's proxy statement dated September 28, 2009 in connection with the Company's annual meeting of shareholders.  Mr. Burgess also serves as the Audit Committee financial expert.  The Audit Committee met five times in fiscal 2010 with all members in attendance.  Messrs. Clark, Newman and Burgess are independent directors within the meaning of Rule 5605(c)(2)(A) of the applicable NASDAQ Capital Market listing standards.   See also below.

The Nominating Committee, comprised of Messrs. Clark, Newman and Burgess and chaired by Mr. Clark, met three times in fiscal 2010 with all members in attendance.  The Nominating Committee Charter was attached as an Appendix to the proxy statement dated September 29, 2008 in connection with the Company's annual meeting of shareholders.

The Compensation Committee, comprised of Messrs. Clark, Newman and Burgess and chaired by Mr. Clark, reviews the compensation of the Company's executive officers and makes recommendations in that regard to the Board as a whole.  The Committee also administers the Company's stock option plans.  The Compensation Committee met twice in fiscal 2010 with all members in attendance.  The Compensation Committee Charter was attached as an Appendix to the proxy statement dated September 29, 2008 in connection with the Company's annual meeting of shareholders.

Messrs. Clark, Newman and Burgess are independent directors within the meaning of Rule 5605 of the applicable NASDAQ Capital Market listing standards.

The Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed to be soliciting material, or deemed to be filed with or incorporated by reference in filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

1.	reviewed and discussed the Company's audited financial statements with management of the Company;
2.

reviewed and discussed with the Company's independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.

received the written disclosures and the letter from the independent accountants, as required by Public Company Accounting Oversight Board in Rule 3526 ("Communication With Audit Committees Concerning Independence") as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant, the independent accountants' independence; and

4.

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2010 for filing with the Securities and Exchange Commission ("SEC").

Respectfully submitted,

John Burgess
Randall L. Clark
Reginald B. Newman II

Nominating Committee

The Nominating Committee is governed by the terms of the Nominating Committee Charter and its Attachments (together, the "Charter") with respect to the consideration and selection of nominees, including those recommended by shareholders, proposed for election to the Board of Directors.

The Criteria and Procedures.

The Company strives to have a Board of Directors which will work diligently to promote the long-term interests of the Company and its shareholders.  To that end, the Charter sets forth certain director qualification criteria (the "Criteria") which the Nominating Committee believes are necessary for a director of the Company to possess, and provides a description of the procedures to be followed when making a recommendation as to any nominee.  So long as any individual proposed by shareholders meets the Criteria, the Nominating Committee will consider such recommendations on the same basis as other candidates.  The Criteria include integrity, reputation, judgment, knowledge, independence, experience and accomplishments, board interaction, skills and long-term commitment.  The Committee is to apply the Criteria to candidates recommended by a Nominating Committee member, other Directors and management, as well to any candidate meeting the Criteria recommended by shareholders.

During the selection process, the Nominating Committee seeks inclusion and diversity within the Board and adheres to the Company's policy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status or any other unlawful factor.  The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's business.

The Nominating Committee annually reviews the requirements relating to diversity and recommends to the Board any changes it believes appropriate to reflect best practices.  In addition, the Board assesses annually its overall effectiveness by means of a self-evaluation process.  This evaluation includes, among other things, an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.

The Evaluation Process.

The Charter also describes the process for identifying and evaluating nominees for director, including those nominated by shareholders.  In each instance, the Nominating Committee is to assess the Board's present and anticipated strengths and needs, based upon the Company's current and future needs.  The selection of candidates is intended to provide the Board with an appropriate balance of expertise or experience in accounting and finance, technology, management, international business outside of the United States, compensation, corporate governance, strategy, industry knowledge and general business matters.

Management's Nominees.

Messrs. Newman and Burgess recommended both Messrs. Taylor and Clark as management's proposed Class 3 Director nominees to stand for election by shareholders at this Annual Meeting.  In addition to other Criteria, any nominee recommended to fill a vacancy on the Nominating, Audit or Compensation Committee will be required to meet independence standards set forth in of Rule 5605 of the NASDAQ Capital Market listing standards.

Nominees by Shareholders.

Shareholders of the Company may make their suggestions for a director nominee to the entire Board of Directors, or to any individual director, by a submission directed to the Company's Corporate Secretary's Office. The Corporate Secretary's Office will then forward the recommendation, together with all supporting documentation, to Mr. Clark, as Chairman of the Nominating Committee.  Supporting documentation must include a detailed background of the proposed candidate, and demonstrate how the candidate meets the Criteria.  In fiscal year 2010, one self-nominated shareholder was proposed to the Nominating Committee as a candidate for director.

Recommendations should be sent c/o Corporate Secretary's Office, Taylor Devices, Inc., 90 Taylor Drive, P. O. Box 748, North Tonawanda, NY 14120-0748.

Director Compensation

Each member of the Board of Directors receives a fee of $2,500 for each Board meeting attended.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $2,250 per meeting for secretarial services.

The Audit Committee meets independently of the Board of Directors not less than four times each year.  Each committee member receives a fee of $1,000 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $500 per meeting for secretarial services.

The Nominating Committee meets independently of the Board of Directors not less than once a year.  Each committee member receives a fee of $500 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $250 per meeting for secretarial services.

The Compensation Committee meets independently of the Board of Directors not less than twice a year.  Each committee member receives a fee of $500 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $250 per meeting for secretarial services.

Pursuant to the formula set forth in the 2008 Plan, on April 18, 2010, the fixed date of the grant, each director was granted options to purchase 5,000 shares of the Company's stock.  The exercise price on April 18, 2010 was $6.35,  which was the fair market value for a share of common stock according to the terms of the Plan.  The fair market value is the mean between the high and low prices for a share of common stock as quoted  by NASDAQ on the date of the grant.  If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the option is granted shall be determined by the Committee or by the Board.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
John Burgess	$15,000	None	$12,875	None	None	$750	$28,625
Randall L. Clark	$15,000	None	$12,875	None	None	$750	$28,625
Reginald B. Newman II	$15,000	None	$12,875	None	None	$750	$28,625

Current Directors and Officers

For information concerning Messrs. Taylor, Hill, Clark, Newman and Burgess, see "PROPOSAL 1 - ELECTION OF DIRECTORS" above.

Mark V. McDonough, (50), the Treasurer and Chief Financial Officer of the Company, joined the Company in 2003. Mr. McDonough is also a director of Tayco Realty.  Before he joined the Company, Mr. McDonough served as

Director of Finance at Saint-Gobain Technical Fabrics, Inc.  Prior to that time, he had been employed as Corporate Controller with International Motion Control, Inc.  Both are manufacturing companies in the Western New York region.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 furnished to the Company during the 2010 fiscal year, as well as written representations from the Company's directors and executive officers that no Form 5 was required, all reporting persons filed the required forms on a timely basis, with the exception of a Form 4 filed on behalf of Mr. McDonough one business day after the filing deadline.

Code of Ethics

On August 23, 2003, the Company adopted a Code of Ethics (the "Code") which is a compilation of written standards reasonably designed to deter wrongdoing and promote honest and ethical conduct.  Code requirements include, among others, the preparation of full, fair, timely and understandable disclosure in documents that the Company files with and submits to the SEC; compliance with governmental laws, rules and regulations; prompt internal reporting of violations to the Code; and accountability for adherence to the Code.  There have been no amendments to the Code since its adoption.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer, Executive Vice President and Chief Financial Officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Douglas P. Taylor Chairman, President, Chief Executive Officer	2010 2009	$212,997 $210,242	$100,194 None	None None	$12,875 $5,304	- -	None None	$30,850 [1] $33,350 [2]	$356,916 $248,896
Richard G. Hill Executive Vice President	2010 2009	$167,483 $166,083	$78,810 None	None None	$12,875 $5,304	- -	None None	$30,850 [3] $33,350 [4]	$290,018 $204,737
Mark V. McDonough Chief Financial Officer	2010 2009	$119,474 $119,899	$59,039 None	None None	$5,450 $7,756	- -	None None	$23,100 $23,100	$207,093 $150,755

For the fiscal year ended May 31, 2010, pursuant to an informal management policy, the Company paid bonuses to the executive officers named in the Summary Compensation Table above.  Under the policy, the Compensation Committee may approve payment for performance based on an amount, calculated in the aggregate for all participants, of no more than 15% of net income of the Company for the fiscal year then ended.

Option awards include 5,000 options awarded to Mr. Taylor in both 2010 and 2009, 5,000 options awarded to Mr. Hill in both 2010 and 2009 and 4,000 options awarded to Mr. McDonough in both 2010 and 2009.

Assumptions made in the valuation of option awards are described in Note 14 to the Company's Consolidated Financial Statements included in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

[1] Includes $7,500 for fees Mr. Taylor earned as a Director in fiscal year 2010.
[2] Includes $10,000 for fees Mr. Taylor earned as a Director in fiscal year 2009.
[3] Includes $7,500 for fees Mr. Hill earned as a Director in fiscal year 2010.
[4] Includes $10,000 for fees Mr. Hill earned as a Director in fiscal year 2009.

Outstanding Equity Awards at Fiscal Year-End

.	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Douglas P. Taylor	5,000 5,000 5,000 5,000 5,000	None	None	$5.885 $5.575 $5.205 $2.830 $6.350	4/18/16 4/18/17 4/18/18 4/18/19 4/18/20	None	None	None	None
Richard G. Hill	5,000 5,000 5,000 5,000 5,000	None	None	$5.885 $5.575 $5.205 $2.830 $6.350	4/18/16 4/18/17 4/18/18 4/18/19 4/18/20	None	None	None	None
Mark V. McDonough	2,000 2,000 4,000 4,000 4,000	None	None	$3.030 $6.170 $6.170 $6.040 $3.510	8/02/15 8/02/16 7/23/17 8/05/18 8/12/19	None	None	None	None

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans of the Company as of May 31, 2010.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
1998 Stock Option Plan 2001 Stock Option Plan 2005 Stock Option Plan 2008 Stock Option Plan	10,000 14,250 138,500 31,000	$4.50 $4.13 $5.09 $5.80	- - - 108,250
Equity compensation plans not approved by security holders
. 2004Employee Stock Purchase Plan (1)	-	-	236,542
Total	193,750		344,792
(1)

The Company's 2004 Employee Stock Purchase Plan (the "Employee Plan") permits eligible employees to purchase shares of the Company's common stock at fair market value through payroll deductions and without brokers' fees.  Such purchases are without any contribution on the part of the Company.  As of May 31, 2010, 236,542 shares were available for issuance.

Employment Agreements

As of December 1, 2000, Messrs. Taylor and Hill (each, an "Executive") entered into Employment Agreements with the Company (together, the "Agreements").  The Agreements, by their terms, expire on December 31, 2010, provided however, that, upon written notice given by either party to the other at least 30 days prior to the expiration date, this Agreement may be renewed by mutual agreement of the parties.  Prior to any renewal of this Agreement by the Company, the Board of Directors of the Company, acting by a majority of its disinterested members, shall conduct a comprehensive evaluation and review of the performance of the Executive for purposes of determining whether to renew the Agreement.  Under the Agreements, Messrs. Taylor and Hill are entitled to receive base salaries of not less than $174,000 per year and $138,000, respectively, together with such employee benefits and perquisites as were available to them immediately prior to December 1, 2000.  Should the Executive voluntarily resign, the Company may, in the discretion of the Board, pay the Executive a severance payment which the Board may determine at the time.  The Company retains the right to terminate each Executive for "Cause", without compensation.  "Cause" is defined to include personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, or willful material breach of the Agreement.  If the Company terminates either Executive without cause, or if either Executive resigns because the Company has failed to appoint him to the office he currently holds, or makes any material change in his functions, duties, or responsibilities, then the terminated Executive is entitled to a payment equal to the greater of the payments due him for the remaining term or 1.2 times the average of his three preceding years' cash compensation plus contributions to employee benefit plans.  In the event of a "Change of Control," as defined in the Agreements, followed by termination of the Executive's employment, the Company has agreed to pay each Executive a sum equal to the greater of the payments due him for the remaining term, or 2.99 times the average of the five preceding years' cash compensation plus contributions to employee benefit plans.  If an Executive voluntary terminates his employment when there has not been a Change in Control, then the Agreements provide that the Executive will not compete with the Company for a period of one year in any city, town or county where the Company's principal office is located.

Indemnification Insurance for Directors and Officers

On August 24, 2010, the Company purchased a director and officer indemnification insurance policy written by the Federal Insurance Company through Chubb.  The renewal was for a one‑year period at an annual premium of $47,000.  The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities.  No payments or claims for indemnification or expenses have been made under any directors and officers' insurance policies purchased by the Company.

The Company has entered into Indemnity Agreements with its directors and certain officers.  Although the New York Business Corporation Law (the "BCL") and the By-laws authorize the Company to indemnify directors and officers, they do not require the directors and officers to be indemnified during the pendency of litigation or specify the times at which the Company is obligated to reimburse an indemnified person for expenses.  The Indemnity Agreements provide that the Company will advance litigation expenses to the person indemnified while the action is pending, upon the indemnified person's assurance (as required by the BCL) that the advance will be returned if the indemnified person is ultimately found not to be entitled to it.

OTHER PLANS

The Company adopted an Employee Stock Purchase Plan in 2004.  As of September 24, 2010, there are 235,847 shares available for sale to qualified employees.   The Company also provides a 401(k) plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

None.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Lumsden & McCormick, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2011.

Although the Audit Committee is not required to do so, it is submitting its expected selection for ratification to the Annual Meeting in order to ascertain the views of the shareholders.  The Audit Committee will not be bound by the vote of the shareholders; however, if the proposed selection is not ratified, the Audit Committee will revisit its selection.

The Board of Directors recommends that the selection of Lumsden & McCormick, LLP as the Company's independent registered public accounting firm for the fiscal year ending
May 31, 2011 be ratified and urges you to vote "FOR" this Proposal.

A representative of Lumsden & McCormick, LLP will be present at the meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Audit Committee approves all professional services, including tax related services, provided to the Company by Lumsden & McCormick, LLP.  With regard to "Audit and Audit-Related" services, the Committee reviews the annual audit plan and approves the estimated audit budget in advance.  The aggregate fees billed by Lumsden & McCormick, LLP for professional services to the Company were $79,850 and $89,300 for the fiscal years ended May 31, 2010 and 2009.

Audit Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services rendered in connection with the audit of the Company's annual financial statements, the review of the Company's quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $70,400 and $72,700 for the fiscal years ended May 31, 2010 and 2009.

Audit-Related Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional assurance and related services reasonably related to the performance of the audit of the Company's financial statements, but not included under Audit Fees, were none and $7,600 for the fiscal years ended May 31, 2010 and 2009.

Tax Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services for tax compliance, tax advice and tax planning were $9,450 and $9,000 for the fiscal years ended May 31, 2010 and 2009.

All Other Fees

None.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Although the Board of Directors does not have a formal procedure for shareholders to send communications to the Board of Directors, a shareholder may communicate with the Company at its website at www.taylordevices.com/Investors.htm.  The Company will relay communications to specified individual directors if an express request to do so is included in the shareholder communication.

Procedures for a nomination by a shareholder for election as a director are described under "Nominees by Shareholders" on page 11 of this Proxy Statement.

Proposals of shareholders intended to be presented to the year 2011 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to May 31, 2011 for inclusion in the Proxy Statement and form of proxy.  Shareholders wishing to propose a matter for consideration at the 2010 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's By‑Laws, a copy of which is available upon written request to: Reginald B. Newman II, Secretary, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120‑0748.

The By‑Laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

The Company will provide without charge, on the written request of any person from whom a proxy is solicited, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2010.  A written request should be addressed to Kathleen A. Nicosia, Shareholder Relations Manager, 90 Taylor Drive, North Tonawanda, New York 14120-0748.

FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company's 2010 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

Voting

Under the Business Corporation Law of New York ("BCL") and the Company's By‑laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting.  The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

Directors standing for election must be elected by a plurality of votes cast at the Annual Meeting, and if elected, serve in the class of Directors to which they are elected.  Any other action properly brought before the meeting, including ratification of Lumsden & McCormick, LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2011, requires a majority of the votes cast at the meeting by shareholders entitled to vote.

For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item.  In no event will an abstention be counted as a vote cast.  No broker non‑votes will be counted for any item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $5,250, plus reimbursement of reasonable out‑of‑pocket expenses.  In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation.  Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors
/s/ Reginald B. Newman II
Reginald B. Newman II
Dated:	September 28, 2010	Secretary
North Tonawanda, New York

TAYLOR DEVICES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 5, 2010 AT 11:00 A.M.
BUFFALO MARRIOTT NIAGARA, 1340 MILLERSPORT HIGHWAY, AMHERST, NEW YORK

The Board of Directors recommends that you vote FOR:
1.	Election Of Directors
Two Directors To Be Elected To Class 3, A Three Year Term
Douglas P. Taylor
	[ ]	FOR nominee
	[ ]	Withhold authority for nominee

Randall L. Clark
	[ ]	FOR nominee
	[ ]	Withhold authority for nominee
2.	Ratify the selection of Lumsden & McCormick, LLP as the Independent Registered Public Accounting Firm of the Company for fiscal year 2011.
	[ ]	FOR Independent Auditors
	[ ]	Against
	[ ]	Abstain

3.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 5, 2010

The proxy statement and the annual report to shareholders are available at www.taylordevices.com/investors.html

TAYLOR DEVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas P. Taylor and Reginald B. Newman II, and each of them, with full power of substitution as proxies for the undersigned at the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the Buffalo Marriott Niagara, 1340 Millersport Highway, Amherst, New York at 11:00 A.M. on November 5, 2010, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person.

Please mark, sign, date and return this proxy.  When properly completed, it will be voted exactly as you instruct.  If you sign and return this proxy, without otherwise completing it, your shares will be voted FOR Items 1 and 2 and in the discretion of the proxies on any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

[ ] Please check this box if you plan to attend the Annual Meeting

Note:  Please sign exactly as your name(s) appears on this card.  Joint owners should each sign individually.   Corporate proxies should be signed in full corporate name by an authorized officer.   Fiduciaries should give full titles.

Date
Signature
Date
Signature of joint owner, if any